Public Relations:
pr@overstock.com

Investor Relations:
ir@overstock.com

Overstock.com Reports Q2 2019 Results
Consolidated revenue of $374 million and pre-tax loss of $28 million;
Retail adjusted EBITDA of $1.6 million

SALT LAKE CITY - August 8, 2019 - Overstock.com, Inc. (NASDAQ:OSTK), a tech-driven online retailer and advancer of blockchain technology, today reported financial results for the quarter ended June 30, 2019.

Fellow Shareholders,

Our second quarter brought strong results for both our blockchain and retail businesses as we continue to innovate in both areas with our disruptive technologies.

tZERO, the crown jewel of our Medici Ventures keiretsu, continues to expand its lead over the competition in the field of security tokens (which we believe is the killer app of the blockchain revolution).

Most of Medici Ventures' keiretsu companies are generally progressing as planned, leading the effort to introduce blockchain products into the real world while focusing on the six areas we've identified as key components to building a technology stack for civilization.

Our retail business has returned to positive adjusted EBITDA for the first time since the second quarter of 2017 and shows no signs of stopping.

Finally, the recently announced shareholder dividend to be issued in shares of our Digital Voting Series A-1 Preferred Stock, OSTKO, has opened a wormhole that will further connect our retail, blockchain, and crypto universes.

I urge you to listen to the company's Q2 2019 Earnings Call for more context on each of the above points, and thank you, as always, for your continued support of our mutual business.

Respectfully,

Patrick M. Byrne
CEO and Founder
Overstock.com

Key metrics (Q2 2019 vs. Q2 2018):

•	Revenue: $373.7M vs. $483.1M (23% decrease);

•	Gross profit: $73.9M vs. $91.7M (19% decrease);

•	Gross margin: 19.8% vs. 19.0% (79 basis point increase);

•	Sales and marketing expense: $34.6M vs. $94.4M (63% decrease);

•	G&A/Technology expense: $65.1M vs. $63.9M (2% increase);

•	Pre-tax loss: $28.2M vs. $65.9M ($37.7M improvement);

◦	Pre-tax loss - Retail: $9.1M

◦	Pre-tax loss - tZERO: $10.0M

◦	Pre-tax loss - Other: $9.2M

•	Net loss*: $24.7M vs. $64.9M ($40.2M improvement);

•	Diluted net loss per share: $0.69/share vs. $2.20/share ($1.51/share improvement);

•	Adjusted EBITDA (non-GAAP financial measure): ($13.1M) vs. ($62.8M) ($49.7M improvement);

◦	Adjusted EBITDA - Retail: $1.6M

◦	Adjusted EBITDA - tZERO: ($8.7M)

◦	Adjusted EBITDA - Other: ($6.0M).

*Net loss refers to Net loss attributable to stockholders of Overstock.com, Inc.

We will hold a conference call and webcast to discuss our Q2 2019 financial results Thursday, August 8, 2019, at 4:30 p.m. ET.

Webcast information

To access the live webcast and presentation slides, go to http://investors.overstock.com. To listen to the conference call via telephone, dial (877) 673-5346 and enter conference ID 8197248 when prompted. Participants outside the U.S. or Canada who do not have Internet access should dial +1 (724) 498-4326 and enter the conference ID provided above.

A replay of the conference call will be available at http://investors.overstock.com starting two hours after the live call has ended. An audio replay of the webcast will be available via telephone starting at 7:30 p.m. ET on Thursday, August 8, 2019, through 7:30 p.m. ET on Thursday, August 22, 2019. To listen to the recorded webcast by phone, dial (855) 859-2056 and enter the conference ID provided above. Outside the U.S. or Canada, dial +1 (404) 537-3406 and enter the conference ID provided above.

Please email questions in advance of the call to ir@overstock.com.

Key financial and operating metrics:

Investors should review our financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

Total net revenue - Total net revenue was $373.7 million and $483.1 million for Q2 2019 and 2018, respectively, a 23% decrease. This decrease was primarily due to decreased product sales that resulted from a significant reduction in sales and marketing activities, as described below, which was part of our effort to return to retail profitability. In January 2018, we shifted our retail strategy to aggressively pursue revenue growth and new customers with a large increase in sales and marketing expenses. We discontinued this strategy in August 2018 and have returned to a disciplined approach to marketing.

Gross profit - Gross profit was $73.9 million and $91.7 million for Q2 2019 and 2018, respectively, a 19% decrease, representing 19.8% and 19.0% gross margin for those respective periods. The decrease in gross profit was primarily due to the decrease in net revenue in the retail business. The increase in gross margin was primarily due to decreased product costs and decreased promotional activities, including coupons and site sales, due to our driving a lower proportion of our sales using such promotions. These decreases in gross margin components were partially offset by increased freight costs.

Sales and marketing expenses - Sales and marketing expenses totaled $34.6 million and $94.4 million for Q2 2019 and 2018, respectively, a 63% decrease, representing 9.2% and 19.5% of total net revenue for those respective periods. This decrease in sales and marketing expenses was primarily due to our return to our historical focus on operational efficiency as we have shifted away from our aggressive retail marketing strategy from early 2018. As part of this effort, we significantly reduced spending in the sponsored search, display ads on social media, and television marketing channels.

Technology expenses - Technology expenses totaled $33.2 million and $32.4 million in Q2 2019 and 2018, respectively, a 2% increase, representing 8.9% and 6.7% of total revenue for those respective periods. The increase was primarily due to a $678,000 increase in technology licenses and maintenance costs.

General and administrative ("G&A") expenses - G&A expenses totaled $32.0 million and $31.4 million in Q2 2019 and 2018, respectively, a 2% increase, representing 8.6% and 6.5% of total revenue for those respective periods. The increase was primarily due to a $6.0 million decrease in cryptocurrency gains from our Q2 2018 sale of cryptocurrency received during the tZERO security token offering, with no similar activity in Q2 2019. In addition, we had a $1.0 million increase in staff-related expenses and a $722,000 increase in corporate insurance costs. These increases were partially offset by a $3.6 million decrease in legal fees, a $2.7 million decrease in consulting expenses, and a $1.2 million decrease in travel expenses.

Other income (expense), net - Other income (expense), net totaled ($3.0) million and $368,000 for Q2 2019 and 2018, respectively. The decrease was primarily due to a $3.7 million increase in non-cash losses on equity holdings and other assets.

Net cash used in operating activities - Net cash used in operating activities was $65.9 million and $70.6 million for the six months ended June 30, 2019 and 2018, respectively. The $4.7 million improvement was primarily due to decreased losses.

Free cash flow (a non-GAAP financial measure) - Free cash flow was ($76.4) million and ($83.3) million for the six months ended June 30, 2019 and 2018, respectively. The $6.9 million increase was due to a $4.7 million increase in operating cash flow and a $2.2 million decrease in capital expenditures.

Cash - We had cash and cash equivalents of $121.3 million and $141.5 million at June 30, 2019 and December 31, 2018, respectively. The decrease was primarily due to funding of operating losses, partially offset by $52.1 million net proceeds received from an "at-the-market" offering during the first half of 2019.

Non-GAAP Financial Presentation
We are providing certain non-GAAP financial measures in this release because we believe that these figures are helpful in allowing investors to more accurately assess the ongoing nature of our operations and measure our performance more consistently across periods. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The tables at the end of this release provide reconciliations of these non-GAAP items to the most nearly equivalent GAAP measures, our rationale and a discussion of the limitations of these non-GAAP measures.

About Overstock.com
Overstock.com, Inc Common Shares (NASDAQ:OSTK) / Digital Voting Series A-1 Preferred Stock (Medici Ventures’ tZERO platform:OSTKO) / Series B Preferred (OTCQX:OSTBP) is an online retailer and technology company based in Salt Lake City, Utah. It’s leading e-commerce website sells a broad range of new products at low prices, including furniture, décor, rugs, bedding, home improvement, and more. The online shopping site, which is visited by nearly 40 million customers a month, also features a marketplace providing customers access to millions of products from third-party sellers. Overstock was the first major retailer to accept cryptocurrency in 2014, and in the same year founded Medici Ventures, its wholly-owned subsidiary developing and accelerating blockchain technologies to democratize capital, eliminate middlemen, and re-humanize commerce. Overstock regularly posts information about the company and other related matters on the Newsroom and Investor Relations pages on its website, Overstock.com.

# # #

O, Overstock.com, O.com, Club O, Main Street Revolution, and Worldstock are registered trademarks of Overstock.com, Inc. O.biz and Space Shift are also trademarks of Overstock.com, Inc. Other service marks, trademarks and trade names which may be referred to herein are the property of their respective owners.

This press release and the August 8, 2019 conference call and webcast to discuss our financial results may contain forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include all statements other than statements of historical fact, including forecasts of trends. These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including the amount and timing of our capital expenditures, the significant increases in our marketing expenditures in the first half of 2018 and the subsequent reduction of those expenditures, the results of our ongoing review of strategic initiatives including the possible sale of our e-commerce business, adverse tax, regulatory or legal developments, competition, and any inability to raise capital or borrow funds in a timely manner or on acceptable terms. Other risks and uncertainties include, among others, the risks of the businesses Medici Ventures and tZERO are pursuing, including whether tZERO's joint venture with Box Digital Markets, LLC, will be able to achieve its objectives, the effects of key business personnel moving from our retail business to our Medici Ventures and tZERO businesses, our continually evolving business model, and difficulties we may have with our infrastructure, our fulfillment partners or our payment processors, including cyber-attacks or data breaches affecting us or any of them, and difficulties we may have with our search engine optimization results. More information about factors that could potentially affect our financial results are included in our Form 10-K for the year ended December 31, 2018, our Form 10-Q for the quarter ended March 31, 2019, and our Form 10-Q for the quarter ended June 30, 2019, which were filed with the Securities and Exchange Commission on March 18, 2019, May 9, 2019, and August 8, 2019, respectively, and in our subsequent filings with the Securities and Exchange Commission. The Form 10-K, 10-Q's, and our subsequent filings with the Securities and Exchange Commission identify important factors that could cause our actual results to differ materially from those contained in or contemplated by our projections, estimates and other forward-looking statements.

Overstock.com, Inc.
Consolidated Balance Sheets (Unaudited)
(in thousands)

	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$121,294	$141,512
Restricted cash	2,313	1,302
Accounts receivable, net	23,635	35,930
Inventories, net	11,877	14,108
Prepaids and other current assets	19,513	22,415
Total current assets	178,632	215,267
Property and equipment, net	131,633	134,687
Intangible assets, net	15,474	13,370
Goodwill	27,120	22,895
Equity securities	43,757	60,427
Operating lease right-of-use assets	45,066	—
Other long-term assets, net	7,492	14,573
Total assets	$449,174	$461,219
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$70,857	$102,574
Accrued liabilities	82,710	87,858
Deferred revenue	40,950	50,578
Operating lease liabilities, current	5,731	—
Short-term debt	3,108	—
Other current liabilities	486	476
Total current liabilities	203,842	241,486
Long-term debt, net	—	3,069
Operating lease liabilities, non-current	44,105	—
Deferred tax liabilities, long-term	—	—
Other long-term liabilities	2,147	5,958
Total liabilities	250,094	250,513
Stockholders' equity:
Preferred stock, $0.0001 par value, authorized shares - 5,000
Series A, issued and outstanding - 3 and 127	—	—
Series A-1, issued and outstanding - 123 and 0	—	—
Series B, issued and outstanding - 356 and 355	—	—
Common stock, $0.0001 par value, authorized shares - 100,000
Issued shares - 38,561 and 35,346
Outstanding shares - 35,239 and 32,146	3	3
Additional paid-in capital	719,010	657,981
Accumulated deficit	(522,397)	(458,897)
Accumulated other comprehensive loss	(576)	(584)
Treasury stock at cost - 3,322 and 3,200	(68,746)	(66,757)
Equity attributable to stockholders of Overstock.com, Inc.	127,294	131,746
Equity attributable to noncontrolling interests	71,786	78,960
Total stockholders' equity	199,080	210,706
Total liabilities and stockholders' equity	$449,174	$461,219

Overstock.com, Inc.
Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Revenue, net
Retail	$367,475	$477,683	$730,100	$917,679
Other	6,234	5,450	11,338	10,785
Total net revenue	373,709	483,133	741,438	928,464
Cost of goods sold
Retail	294,984	387,252	585,624	734,832
Other	4,826	4,138	8,791	8,020
Total cost of goods sold	299,810	391,390	594,415	742,852
Gross profit	73,899	91,743	147,023	185,612
Operating expenses:
Sales and marketing	34,560	94,416	68,037	171,630
Technology	33,153	32,423	68,586	63,717
General and administrative	31,964	31,440	72,196	71,195
Total operating expenses	99,677	158,279	208,819	306,542
Operating loss	(25,778)	(66,536)	(61,796)	(120,930)
Interest income	630	620	1,033	1,164
Interest expense	(105)	(395)	(232)	(1,269)
Other income (expense), net	(2,995)	368	(9,267)	359
Loss before income taxes	(28,248)	(65,943)	(70,262)	(120,676)
Provision (benefit) from income taxes	(622)	(27)	256	(304)
Net loss	$(27,626)	$(65,916)	$(70,518)	$(120,372)
Less: Net loss attributable to noncontrolling interests	(2,945)	(1,005)	(6,593)	(4,552)
Net loss attributable to stockholders of Overstock.com, Inc.	$(24,681)	$(64,911)	$(63,925)	$(115,820)
Net loss per common share—basic:
Net loss attributable to common shares—basic	$(0.69)	$(2.20)	$(1.85)	$(3.94)
Weighted average common shares outstanding—basic	35,225	28,903	33,806	28,736
Net loss per common share—diluted:
Net loss attributable to common shares—diluted	$(0.69)	$(2.20)	$(1.85)	$(3.94)
Weighted average common shares outstanding—diluted	35,225	28,903	33,806	28,736

Overstock.com, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six months ended June 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(70,518)	$(120,372)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	12,914	12,983
Amortization of intangible assets	2,604	2,051
Amortization of right-of-use assets	2,992	—
Stock-based compensation to employees and directors	9,156	9,408
Deferred income taxes, net	102	(298)
Gain on sale of cryptocurrencies	(128)	(8,348)
Impairment of cryptocurrencies	318	9,491
Impairment of equity securities	4,214	—
Losses on equity method securities	3,058	1,381
Other non-cash adjustments	1,068	(1,707)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	12,295	1,882
Inventories, net	2,231	120
Prepaids and other current assets	3,311	(7,680)
Other long-term assets, net	(547)	(3,827)
Accounts payable	(31,722)	6,686
Accrued liabilities	(5,317)	26,911
Deferred revenue	(9,628)	1,216
Operating lease liabilities	(2,340)	—
Other long-term liabilities	85	(476)
Net cash used in operating activities	(65,852)	(70,579)
Cash flows from investing activities:
Purchase of intangible assets	—	(9,241)
Purchase of equity securities	(2,500)	(29,570)
Proceeds from sale of equity securities	7,082	—
Disbursement of notes receivable	(2,000)	(200)
Acquisitions of businesses, net of cash acquired	4,886	(12,912)
Expenditures for property and equipment	(10,586)	(12,749)
Other investing activities, net	3	22
Net cash used in investing activities	(3,115)	(64,650)
Cash flows from financing activities:
Payments on long-term debt	—	(40,000)
Proceeds from issuance and exercise of stock warrants	—	50,587
Proceeds from security token offering, net of offering costs and withdrawals	—	78,442
Proceeds from sale of common stock, net of offering costs	52,112	—
Payments of taxes withheld upon vesting of restricted stock	(1,346)	(4,526)
Other financing activities, net	(1,006)	(248)
Net cash provided by financing activities	49,760	84,255
Net increase (decrease) in cash, cash equivalents and restricted cash	(19,207)	(50,974)
Cash, cash equivalents and restricted cash, beginning of period	142,814	203,670
Cash, cash equivalents and restricted cash, end of period	$123,607	$152,696

Continued on the following page

Overstock.com, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(Continued)
(in thousands)

	Six months ended June 30,
	2019	2018
Supplemental disclosures of cash flow information:
Cash paid during the period:
Interest paid, net of amounts capitalized	$173	$1,113
Income taxes paid (refunded), net	(469)	7
Non-cash investing and financing activities:
Property and equipment financed through accounts payable and accrued liabilities	$43	$735
Acquisition of assets through stock issuance	—	2,930
Common stock repurchased through business combination	643	—
Note receivable converted to equity security	359	200
Deposit applied to business combination purchase price	7,347	—
Equity method security applied to business combination purchase price	3,800	—
Recognition of right-of-use assets upon adoption of ASC 842	30,968	—

Segment Financial Information

Segment information has been prepared in accordance with ASC Topic 280 Segment Reporting. We determined our segments based on how we manage our business. In the fourth quarter of 2018, we completed our review of our segment reporting and in light of a strategic shift in our Chief Operating Decision Maker's long-term strategic focus for our organization, we no longer consider the split of retail direct and retail partner as a distinct and relevant measure of our business. Accordingly, Direct and Partner are no longer considered separate reportable segments but are included under Retail in our Business Segment disclosures. Beginning in the first quarter of 2019, we began allocating corporate support costs (administrative functions such as finance, human resources, and legal) to our operating segments based on their estimated usage and based on how we manage our business. Comparative prior year information has not been recast and as a result our corporate support costs for those comparative prior periods remain allocated to our Retail segment. Our Medici business includes one reportable segment, tZERO. We use pre-tax net income (loss) as the measure to determine our reportable segments. As a result, the remainder of our Medici business is not significant as compared to our Retail and tZERO segments. Our Other segment consists of Medici Ventures' remaining operations and the remainder of our unallocated corporate support costs (administrative functions such as finance, human resources, and legal).

Our Retail segment primarily consists of amounts earned through e-commerce sales through our Website, excluding intercompany transactions eliminated in consolidation.

Our tZERO segment primarily consists of amounts earned through securities transactions through our broker-dealers and costs incurred to execute our tZERO business initiatives, excluding intercompany transactions eliminated in consolidation.

The following table summarizes information about reportable segments and includes a reconciliation to consolidated net loss (in thousands):

	Three months ended June 30,
	Retail	tZERO	Other	Total
2019
Revenue, net	$367,475	$5,551	$683	$373,709
Cost of goods sold	294,984	4,143	683	299,810
Gross profit	$72,491	$1,408	$—	$73,899
Operating expenses (1)	81,596	11,743	6,338	99,677
Interest and other income (expense), net	40	340	(2,850)	(2,470)
Pre-tax loss	$(9,065)	$(9,995)	$(9,188)	(28,248)
Benefit from income taxes				(622)
Net loss				$(27,626)

2018
Revenue, net	$477,683	$4,890	$560	$483,133
Cost of goods sold	387,252	3,578	560	391,390
Gross profit	$90,431	$1,312	$—	$91,743
Operating expenses	149,437	5,927	2,915	158,279
Interest and other income (expense), net	1,624	(36)	(995)	593
Pre-tax loss	$(57,382)	$(4,651)	$(3,910)	(65,943)
Benefit from income taxes				(27)
Net loss				$(65,916)

	Six months ended June 30,
	Retail	tZERO	Other	Total
2019
Revenue, net	$730,100	$10,047	$1,291	$741,438
Cost of goods sold	585,624	7,500	1,291	594,415
Gross profit	$144,476	$2,547	$—	$147,023
Operating expenses (1)	166,929	27,297	14,593	208,819
Interest and other income (expense), net	175	(623)	(8,018)	(8,466)
Pre-tax loss	$(22,278)	$(25,373)	$(22,611)	$(70,262)
Benefit from income taxes				256
Net loss				$(70,518)
			`
2018
Revenue, net	$917,679	$9,742	$1,043	$928,464
Cost of goods sold	734,832	6,977	1,043	742,852
Gross profit	$182,847	$2,765	$—	$185,612
Operating expenses	274,969	25,886	5,687	306,542
Interest and other income (expense), net	1,169	417	(1,332)	254
Pre-tax loss	$(90,953)	$(22,704)	$(7,019)	(120,676)
Benefit from income taxes				(304)
Net loss				$(120,372)

__________________________________________

(1)
Corporate support costs for three months ended June 30, 2019 have been allocated $9.4 million, $1.3 million, and $2.7 million to Retail, tZERO, and Other, respectively. Unallocated corporate support costs of $1.3 million are included in Other. Corporate support costs for the six months ended June 30, 2019 have been allocated $22.0 million, $3.1 million, and $6.3 million to Retail, tZERO, and Other, respectively. Unallocated corporate support costs of $3.1 million are included in Other.

Non-GAAP Financial Measure Reconciliations

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that is calculated as net income (loss) before depreciation and amortization, stock-based compensation, interest and other income (expense), provision (benefit) for income taxes, and special items. We have included Adjusted EBITDA in this earnings release because it reflects an additional way of viewing the operating performance at both the consolidated and segment level that is used internally in analyzing our financial results and that we believe is useful to investors as a supplement to GAAP measures in evaluating our ongoing operational performance. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. We have provided a reconciliation below of our segment and consolidated Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure.

Adjusted EBITDA is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. You should review our financial statements and publicly-filed reports in their entirety and not rely on any single financial measure. Adjusted EBITDA has limitations such as:

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA does not reflect stock-based compensation and related taxes;

•	Adjusted EBITDA does not reflect adjustments related to the carrying values of our equity interests in unconsolidated entities;

•	Adjusted EBITDA does not reflect interest expenses associated with our borrowings;

•	Adjusted EBITDA does not reflect income tax payments that may represent a reduction in cash available to us;

•	Adjusted EBITDA does not reflect changes in our working capital; and

•	Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

The following table reflects the reconciliation of Adjusted EBITDA to net income (loss) for each of the periods indicated (in thousands):

	Three months ended June 30,
	2019	2018
Adjusted EBITDA
Retail	$1,581	$(50,149)
tZERO	(8,729)	(9,577)
Other	(5,995)	(3,118)
Adjusted EBITDA	(13,143)	(62,844)
Less: Special items (see table below)	—	(6,816)
Less: Depreciation and amortization	7,464	7,535
Less: Stock-based compensation	5,171	2,973
Less: Interest (income) expense, net	(525)	(225)
Less: Other income (expense), net (1)	2,995	(368)
Less: Provision (benefit) for income taxes	(622)	(27)
Net loss	$(27,626)	$(65,916)

Special items:
Cryptocurrency impairments and gains on sale, net	—	(6,816)
	$—	$(6,816)
__________________________________________

(1)	Other income (expense), net for the three months ended June 30, 2019 includes $3.7 million of non-cash losses on equity holdings and other assets.

	Six months ended June 30,
	2019	2018
Adjusted EBITDA
Retail	$(876)	$(74,521)
tZERO	(21,937)	(13,959)
Other	(13,992)	(4,954)
Adjusted EBITDA	(36,805)	(93,434)
Less: Special items (see table below)	1,757	3,054
Less: Depreciation and amortization	14,078	15,034
Less: Stock-based compensation	9,156	9,408
Less: Interest (income) expense, net	(801)	105
Less: Other income (expense), net (1)	9,267	(359)
Less: Provision (benefit) for income taxes	256	(304)
Net loss	$(70,518)	$(120,372)

Special items:
Cryptocurrency impairments and gains on sale, net	$—	$443
Special legal expenses (2)	—	1,011
Severance	1,757	1,600
	$1,757	$3,054
__________________________________________

(1)	Other income (expense), net for the six months ended June 30, 2019 includes $10.1 million of non-cash losses on equity holdings and other assets.

(2)	Special legal expenses include legal fees associated with pursuing our strategic alternatives.

Free Cash Flow

Free cash flow is a non-GAAP financial measure that reflects an additional way of viewing our cash flows and liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows and liquidity. Free cash flow, which we reconcile below to "Net cash provided by (used in) operating activities," the nearest GAAP financial measure, is net cash provided by (used in) operating activities reduced by "Expenditures for fixed assets, including internal-use software and website development." We believe that net cash provided by (used in) operating activities is an important measure, since it includes both the cash impact of the continuing operations of the business and changes in the balance sheet that impact cash. We believe free cash flow is a useful measure to evaluate our business since purchases of fixed assets are a necessary component of ongoing operations and free cash flow measures the amount of cash we have available for mandatory debt service and financing obligations, changes in our capital structure, and future investments after purchases of fixed assets. Free cash flow measures have limitations as they omit certain components of the overall consolidated statement of cash flows and do not represent the residual cash flow available for discretionary expenditures. Free cash flow should not be considered a substitute for net income or cash flow data prepared in accordance with GAAP and may not be comparable to similarly titled measures used by other companies. Therefore, we believe it is important to view free cash flow as a complement to our entire consolidated statements of cash flows as reconciled below (in thousands):

	Six months ended June 30,
	2019	2018
Net cash used in operating activities	$(65,852)	$(70,579)
Expenditures for property and equipment	(10,586)	(12,749)
Free cash flow	$(76,438)	$(83,328)

Contribution and Contribution Margin

Contribution and contribution margin (non-GAAP financial measures, which we reconcile to "Gross Profit" in our consolidated statement of operations) consist of gross profit less sales and marketing expense and reflects an additional way of viewing our results. Contribution margin is contribution as a percentage of total net revenue. We believe contribution and contribution margin provide management and users of the financial statements information about our ability to cover our operating costs, such as technology and general and administrative expenses, while reflecting the selling costs we incurred to generate our revenues. Contribution and contribution margin are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. The material limitation associated with the use of contribution is that it is an incomplete measure of profitability as it does not include all operating expenses or all non-operating income and expenses. You should review our financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

Our calculation of our contribution and contribution margin is set forth below (in thousands):

	Three months ended June 30,
	Retail	tZERO & Other	Total
2019
Total net revenue	$367,475	$6,234	$373,709
Cost of goods sold	294,984	4,826	299,810
Gross profit	72,491	1,408	73,899
Less: Sales and marketing expense	33,947	613	34,560
Contribution	$38,544	$795	$39,339
Contribution margin	10.5%	12.8%	10.5%

2018
Total net revenue	$477,683	$5,450	$483,133
Cost of goods sold	387,252	4,138	391,390
Gross profit	90,431	1,312	91,743
Less: Sales and marketing expense	93,747	669	94,416
Contribution	$(3,316)	$643	$(2,673)
Contribution margin	(0.7)%	11.8%	(0.6)%

	Six months ended June 30,
	Retail	tZERO & Other	Total
2019
Total net revenue	$730,100	$11,338	$741,438
Cost of goods sold	585,624	8,791	594,415
Gross profit	144,476	2,547	147,023
Less: Sales and marketing expense	66,878	1,159	68,037
Contribution	$77,598	$1,388	$78,986
Contribution margin	10.6%	12.2%	10.7%

2018
Total net revenue	$917,679	$10,785	$928,464
Cost of goods sold	734,832	8,020	742,852
Gross profit	182,847	2,765	185,612
Less: Sales and marketing expense	167,663	3,967	171,630
Contribution	$15,184	$(1,202)	$13,982
Contribution margin	1.7%	(11.1)%	1.5%